BY-LAWS

OF

THE NORTH COUNTRY FUNDS

As Amended and Restated April 18, 2006

ARTICLE 1

Agreement and Declaration

of Trust and Principal Office

1.1

Agreement and Declaration of Trust.  These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of The North Country Funds (the “Trust”), the Massachusetts business trust established by the Declaration of Trust.

1.2

Principal Office of the Trust.  The principal office of the Trust shall be:  CT Corporation System, Two Oliver Street, Boston, Massachusetts  02109.

1.3

Principal Place of Business of the Trust.  The principal office of the Trust shall be: 450 Wireless Boulevard , Hauppauge, New York  11788.

ARTICLE 2

Meetings of Trustees

2.1

Regular Meetings.  Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2

Special Meetings.  Special meetings of the Trustees may be held, at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, if any, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

2.3

Notice.  It shall be sufficient notice to a Trustee of a special meeting to send notice by mail or courier at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting.  Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.  Except as required by law, neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4

Quorum.  At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice to any Trustee who was present at the time of such adjournment; notice of the time and place of any adjourned session of such meeting shall, however, be given in the manner provided in Section 2.3 of these By-Laws to each Trustee who was not present at the time of such adjournment.

2.5

Action by Vote.  When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is expressly required by law, by the Declaration of Trust or by these By-Laws.

2.6

Action by Writing.  Except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust or these By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of the Trustees.  Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

2.7

Presence through Communications Equipment.  Except as required by law, the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

ARTICLE 3

Officers

3.1

Enumeration: Qualification.  The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer (“CCO ”), and such other officers if any, as the Trustees from time to time may in their discretion elect.  The Trust may also have such agents as the Trustees from time to time may in their discretion appoint.  The Chairman of the Trustees, if one is elected, shall be a Trustee and may but need not be a Shareholder; and any other officer may be but not need be a Trustee or Shareholder.  Any two or more offices may be held by the same person.

3.2

Election and Tenure.  The President, the Treasurer, the Secretary ,CCO and such other officers as the Trustees may in their discretion from time to time elect shall each be elected by the Trustees to serve until his or her successor is elected or qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.  Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.3

Powers.  Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.4

President and Vice Presidents.  The President shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees.

Any Vice Presidents shall have such duties and powers as shall be designated from time to time by the Trustees.

3.5

Chief Executive Officer.  The Chief Executive Officer of the Trust shall be the President or such other officer as is designated by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust and, except as the Trustees shall otherwise determine, preside at all meetings of the Shareholders and of the Trustees.  If no such designation is made, the President shall be the Chief Executive Officer.

3.6

Chairman of the Board.  The Board of Trustees may appoint a Chairman of the Board of Trustees from among the Trustees.  When necessary to satisfy applicable legal  requirements , such Chairman shall be an “independent trustee” (an “independent trustee” is a trustee who is not an “interested person” of the Trust as defined by the Investment Company Act of 1940, herein an “Independent Chairman”).   The Chairman shall not be an officer of the Trust. The Chairman, whether or not independent, shall preside at all meetings of the Board of Trustees at which he or she is present.  The Chairman shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Trustees or as may be required by law.

3.7

Treasurer.  The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, administrator or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

3.8

Secretary.  The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust.  In the absence of the Secretary from any meeting of the Shareholders or Trustees, an assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.9

Chief Compliance Officer.  The Chief Compliance Officer (a) shall be the Chief Compliance Officer of the Trust within the meaning of Rule 38a-1 (Compliance Procedures and Practices of Certain Investment Companies) under the Investment Company Act of 1940; (b) shall discharge his or her responsibilities under that rule, as from time to time in effect; (c) shall modify or supplement any policies and procedures initially approved by the Board of Trustees under Rule 38a-1(a)(1), provided that any material changes shall be reported to the Board no later than in the annual report required by Rule 38a-1; and (d) shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Trustees.  No Trustee, Officer or other employee shall directly or indirectly take any action to coerce, manipulate, mislead or fraudulently influence the Chief Compliance Officer in the performance of his or her duties under such Rule 38a-1.

3.10

Resignations and Removals.  Any officer may resign at any time by written instrument signed by him or her and delivered to the President or the Secretary or to a meeting of the Trustees.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  The Trustees may remove any officer with or without cause.  Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4

Indemnification

 4.1

Trustees, Officers, etc.  The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Trustee or officer or by reason of his or her being or having been such a Trustee or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interest of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Persons office.  Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article.

4.2

Compromise Payment.  As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 4.1 above, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Trust, after notice that it involved such indemnification, (a) by a disinterested majority of the Trustees then in office; or (b) by a majority of the disinterested Trustees then in office; or (c) by any disinterested person or persons to whom the question may be referred by the Trustees, provided that in the case of approval pursuant to clause (b) or (c) there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and that such indemnification would not protect such person against any liability to the Trust or its Shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office; or (d) by vote of Shareholders holding a majority of the Shares entitled to vote thereon, exclusive of any Shares beneficially owned by any interested Covered Person.  Approval by the Trustees pursuant to clause (a) or (b) or by any disinterested person or persons pursuant to clause (c) of this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

4.3

Indemnification Not Exclusive.  The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled.  As used in this Article 4, the term “Covered Person” shall include such person’s heirs, executors and administrators; an “interested Covered Person” is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending; and a “disinterested Trustee” or “disinterested person” is a Trustee or a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.  Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

ARTICLE 5

Reports

5.1

General.  The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law.  Officers shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6

Seal

6.1

General.  The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts," together with the name of the Trust and the year of its organization cut or engrafed thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 7

Execution of Papers

7.1

General.  Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all checks, notes, drafts and other obligations and all registration statements and amendments thereto and all applications and amendments thereto to the Securities and Exchange Commission shall be signed by the Chairman, if any, the President, any Vice President or the Treasurer or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.

ARTICLE 8

Provisions Relating to the

Conduct of the Trust’s Business

8.1

Determination of Net Asset Value.  The Trustees or any officer or officers or agent or agents of the Trust designated from time to time for this purpose by the Trustees shall determine at least once daily the net income and the value of all the assets belonging to any Series or attributable to any class of Shares of the Trust on each day upon which the New York Stock Exchange is open for unrestricted trading and at such other times as the Trustees shall designate.  In determining asset values, all securities for which representative market quotations are readily available shall be valued at market value, and all securities and other assets for which representative market quotations are not readily available shall be valued at fair value, all as determined in good faith by the Trustees or an officer or officers or agent or agents, as aforesaid, in accordance with accounting principles generally accepted at the time.  Notwithstanding the foregoing, the assets belonging to any Series or attributable to any class of Shares of the Trust may, if so authorized by the Trustees, be valued in accordance with the amortized cost method, and the asset value so determined, subject to the power of the Trustees to alter the asset value so determined, less total liabilities belonging to that Series or attributable to any class of Shares (exclusive of capital stock and surplus) shall be the net asset value until a new asset value is determined by the Trustees or such officers or agents.  In determining the net asset value the Trustees or such officers or agents may include in liabilities such reserves for taxes, estimated accrued expenses and contingencies in accordance with accounting principles generally accepted at the time as the Trustees or such officers or agents may in their best judgment deem fair and reasonable under the circumstances.  The manner of determining net asset value may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform it to any other method prescribed or permitted by applicable law or regulation.  Determinations of net asset value made by the Trust or such officers or agents in good faith shall be binding on all parties concerned.  The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

ARTICLE 9

Amendments to the By-Laws

9.1

General.  These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by written consent in lieu thereof.

ARTICLE 10

10.1

Proxy Instructions Transmitted by Telephonic or Electronic Means.  The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.